REVOCABLE PROXY

RANDOLPH BANK & TRUST COMPANY

175 North Fayetteville Street

Asheboro, North Carolina 27203-5513

(336) 625-1000

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints [•], [•], and [•] (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Randolph Bank & Trust Company (the “Company”) held of record by the undersigned on [•], 2013, at the Special Meeting of Shareholders of the Company to be held at [•], North Carolina, at [•] on [•], 2013, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	Merger with Bank of North Carolina: Proposal to approve the Agreement and Plan of Merger dated May 31, 2013 (the “Merger Agreement”), by and between BNC Bancorp (“BNC”), Bank of North Carolina, and the Company pursuant to which the Company will merge with and into Bank of North Carolina (the “Merger”), with Bank of North Carolina as the surviving entity, and the Merger contemplated by the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION: Proposal to approve golden parachute compensation on an advisory, non-binding basis.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	ADJOURNMENT OF THE MEETING: Proposal to approve adjournment or postponement of the Special Meeting, if necessary or appropriate, to a later date or dates to solicit additional proxies.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	OTHER Business: On such other matters as may properly come before the special meeting or any adjournments or postponements, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1, 2 AND 3. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: __________________________, 2013

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE